                                                                   EXHIBIT 10.18

                  PROJECTED CASH SHORTFALL PROTECTION AGREEMENT

        THIS PROJECTED CASH SHORTFALL PROTECTION AGREEMENT (this "Agreement") is made and entered into as of October 30, 1998, by and among Berkshire Renovation, LLC, a Delaware limited liability company ("Berkshire"), Encino Renovation, LLC, a Delaware limited liability company ("Encino") and Rossmore Renovation, LLC, a Delaware limited liability company ("Rossmore"; Berkshire, Encino, and Rossmore may collectively be referred to herein as the "Owners" and, individually, as an "Owner"), FINOVA Capital Corporation, a Delaware corporation ("Lender"), and ARV Assisted Living, Inc., a Delaware corporation ("ARV").

                                    RECITALS

        WHEREAS, each of the Owners is the owner of certain real property (each, a "Property") which includes an assisted living facility (each, a "Facility") to be renovated or constructed thereon (each such Property and Facility collectively referred to as a "Project") ; and

        WHEREAS, ARV is a Member of each Owner; and

        WHEREAS, as of October 21, 1998, ARV entered into a separate Management Agreement (each, a "Management Agreement") with each Owner covering the operation and management of the Project owned by such Owner; and

        WHEREAS, the Owners have entered into that certain Master Loan and Security Agreement (including the Schedule to Master Loan and Security Agreement which is incorporated as an integral part thereof), dated of even date herewith, with Lender (herein, the "Loan Agreement"), pursuant to which Lender has agreed to provide a credit facility to each Owner in connection with the acquisition and renovation or construction of such Owner's applicable Project; and

        WHEREAS, it is a condition precedent to Lender's obligations under the Loan Agreement that ARV provide certain assurances in favor of the Owners and Lender with respect to certain construction cost overruns and operating deficits in excess of projected operating losses; and

        WHEREAS, in order to induce Lender to enter into the Loan Agreement and to fund the Loans described therein, ARV is willing to provide the required assurances in such amounts, for such period and under such terms as are set forth in this Agreement.

        NOW, THEREFORE, in order to induce Lender to provide the financing described above, and in consideration of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Definitions. Terms used herein with initial capital letters, to the extent not otherwise defined herein, shall have the meanings given such terms in the Loan Agreement. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        The term "Actual Costs" shall mean, with respect to any Facility at any time, the total actual costs and expenses of the construction or renovation of that Facility incurred by the Owner up to such time. "Actual Costs" shall not include either: (i) costs and expenses of marketing and lease-up; or (ii) additional costs and expenses directly attributable to change orders required by Lender (other than any change orders required by Lender in order to bring the Facility into compliance with applicable law), to the extent such additional costs and expenses exceed the itemized budgeted costs and expenses under the Budget. "Actual Costs" shall include, however, without limitation, the additional costs and expenses related to change order requests from the Owner, the General Contractor, and/or consultants, and any other additional costs and expenses of construction or renovation of the Facility, arising for any other reason and whether or not within the control of ARV.

        The term "Approval Date" has the meaning set forth in Section 6(a) hereof.

        The term "Approved Cost Report" has the meaning set forth in Section 6(a) hereof.

        The term "Borrowing Owner" shall mean any Owner which is the borrower with respect to an Under-Budget Borrower Loan.

        The term "Budgeted Costs" shall mean, with respect to any Facility at any time, the total costs and expenses budgeted for that Facility from inception up to such time, as set forth on the Budgets for each Facility attached hereto as Exhibits A-1, A-2 and A-3. "Budgeted Costs" as of any date shall be calculated by multiplying (a) the total budgeted costs and expenses to the Owner of the Facility from inception through completion (excluding the costs and expenses of marketing and lease-up), plus budgeted contingencies, as set forth in the Facility's initial Budget by (b) the Completion Percentage for that Facility as of such date.

        The term "Capital Reserve" shall mean a reserve for each Facility, in an amount to be agreed upon between the Owner of such Facility and ARV in its capacity of manager of such Facility pursuant to the Management Agreement, which reserve is to be used for capital improvements and replacements. At such time as any Owner is required to maintain the Replacement Reserve described in Section
10.20 of the Loan Agreement, the term "Capital Reserve" shall mean and refer to such Replacement Reserve account.

        The term "Completion Percentage" shall mean, with respect to any Facility at any time, the particular stage of completion of construction or renovation of such Facility at that time, expressed as a percentage of completion, based on calculations therefor determined pursuant to the Loan Agreement.

        The term "Cost Overruns" shall mean, with respect to any Facility at any time, the amount (if any) by which (a) the Actual Costs incurred by the Owner of the Facility up to such time, exceed (b) the Budgeted Costs for that Facility at such time.

        The term "Cost Report" has the meaning set forth in Section 6 hereof.

        The term "Cost Savings" shall mean, with respect to any Facility at any time, the amount (if any) by which (a) the Budgeted Costs for that Facility at such time, exceed (b) the Actual Costs incurred by the Owner for the Facility up to such time.

        The term "Cumulative Operating Deficit" shall mean, with respect to the period from the Conversion Date applicable to each Facility through the end of the most recent calendar month, the amount by which (a) all ordinary operating expenses of the Facility (including, without limitation, expenses of maintenance, insurance, "qualified debt service," taxes, amounts required to maintain the Capital Reserve and the Emergency Reserve, and such other expenses and charges as would normally be considered operating expenses of the Facility under recognized and customary accounting principles and practices, but excluding non-cash charges) exceed (b) the sum of (i) all gross revenues from ordinary operations (including the proceeds of business interruption insurance, if applicable) of the Facility for said period, and (ii) any amounts received by the Owner of such Facility from ARV in the form of an "Operating Deficit Payment," as defined in that certain Operating Deficit Payment Agreement dated as of October 21, 1998 by and among ARV and each of the owners of the Group A Facilities and the Group B Facilities (the "ODP Agreement"), and (iii) the amount, if any, then remaining in the Operating Reserve. For purposes of this Agreement, "qualified debt service" means debt service on any loan obtained with respect to the Facility for the primary purpose of acquiring and developing and/or renovating the Facility and paying expenses relating to the Facility.

        The term "Cumulative Projected Results from Operations" shall mean those amounts which are shown by the line item "Net Operating Income" in the projections attached hereto as Exhibits B-1, B-2, and B-3 for each of the Group A Facilities and the Rossmore Facility, respectively, with respect to the period from the projected Conversion Date for such Facility through the end of the same number of months of operation as have been included from the actual Conversion Date for such Facility in the calculation of its Cumulative Operating Deficit.

        The term "Emergency Reserve" shall mean a cash reserve, in the amount of $100,000 for each Facility, to be maintained to address contingencies and which may be withdrawn by the applicable Owner at any time and from time to time.

        The term "Excess Operating Losses" shall mean the amount by which the Cumulative Operating Deficit of a given Facility, calculated from the Conversion Date applicable to such Facility through the end of the most recent calendar month, exceeds the Cumulative Projected Results from Operations for the same period, as shown on the projections for each of the Facilities which are attached hereto as Exhibits B-1, B-2, and B-3.

        The term "Group" shall mean the Group A Facilities or the Group B Facilities, as the context may require.

        The term "Group A Facilities" shall mean the Facilities on the Properties owned respectively by Berkshire Renovation, LLC and Encino Renovation, LLC.

        The term "Group B Facilities" shall mean the Facilities on the Properties owned respectively by Rossmore Renovation, LLC, Bay Spring Village, LLC, Inn At Lakewood Development, LLC, Laurel Ridge Development, LLC and Lynnbrooke-Irvine, LLC.

        The term "Net Cash Flow" for any period means the amount by which (a) the cash funds derived from operations of the Facility with respect to the period in question, without reduction for any non-cash charges, exceeds (b) the cash funds used, with respect to the period in question, to (i) pay all ordinary operating expenses of the Facility (including, without limitation, expenses of maintenance, insurance, "qualified debt service," taxes and such other expenses and charges as would normally be considered operating expenses of the Facility under recognized and customary accounting principles and practices) and (ii) establish and maintain the Capital Reserve and the Emergency Reserve.

        The term "Request Date" shall mean the date any Owner requests Lender to fund an Under-Budge Borrower Loan.

        The term "Under-Budget Borrower Loan" has the meaning set forth in
Section 2(a) hereof.

        2. ARV to Fund Cost Overruns; Timing and Procedure for Funding.

                (a) ARV hereby covenants and agrees to fund any Cost Overruns incurred in connection with the operation of the Projects, subject to the limitations set forth herein. The foregoing notwithstanding, in the event either Berkshire or Encino experience a Cost Overrun, but such Owner is permitted, in accordance with Section 11.2 of the Loan Agreement, to obtain a loan from the other for the reason that the other Owner constitutes an Under-Budget Borrower as described in said Section (any such loan being referred to herein as an "Under-Budget Borrower Loan"), or with respect to Rossmore, if Rossmore experiences a Cost Overrun, but Rossmore is permitted to obtain an Under-Budget Borrower Loan from one or more of the Loan B Borrowers by reason of such Loan B Borrower qualifying as an Under-Budget Borrower in accordance with the provisions of Section 11.2 of the Master Loan and Security Agreement applicable to Loan B, then ARV shall be entitled to reduce the amount of the Cost Overrun required to be funded by it hereunder by first giving effect to all permitted Under-Budget Borrower Loans.

                (b) In the event that any Project incurs a Cost Overrun described in Section 2(a) above for which ARV is responsible, the Owner shall, within ten (10) days following the applicable Cost Report identifying such Cost Overrun, or otherwise as soon as practicable after receipt of such Owner's most recent monthly reports from the manager of the Project, whichever is later, give written notice to

        ARV specifying the amount of the Cost Overrun to be funded by ARV. Within five (5) business days following the receipt of such notice by ARV, ARV shall pay to the Owner, in cash, the amount of such Cost Overrun (each such payment being referred to herein as a "Cost Overrun Payment").

        3. ARV to Fund Excess Operating Losses; Timing and Procedure for
Funding.

                (a) ARV hereby covenants and agrees to fund any Excess Operating Losses incurred in connection with the operation of the Projects, in each case during the period from the Conversion Date applicable to such the Project through the date of release set forth in Section 4 below with respect to such Project.

                (b) In the event that any Project has incurred Excess Operating Losses as of the end of any calendar month falling within the period of ARV's obligations described herein, the Owner shall, within ten (10) days following the end of such month, or as soon as practicable after receipt of that month's reports from the manager of the Project, whichever is later, give written notice to ARV specifying the amount of the Excess Operating Losses incurred. Within five (5) business days following the receipt of such notice by ARV, ARV shall pay to the Owner, in cash, the amount of such Excess Operating Losses (each such payment an "Excess Operating Deficit Payment"), less the amount of all Excess Operating Deficit Payments previously made by ARV to such Owner.

        4. RELEASE FROM COVERAGE. ARV SHALL BE RELEASED FROM ITS OBLIGATION TO MAKE EXCESS OPERATING DEFICIT PAYMENTS WITH RESPECT TO A PARTICULAR PROJECT UPON THE EARLIER OF (I) EIGHTEEN (18) MONTHS AFTER THE DATE OF STABILIZATION FOR SUCH PROJECT; OR (II) THE CLOSING OF A SALE OF THE PROJECT TO A THIRD PARTY; PROVIDED, HOWEVER, THAT ARV SHALL REMAIN LIABLE WITH RESPECT TO THE REMAINING PROJECTS IN AN AGGREGATE AMOUNT EQUAL TO ANY REMAINING UNFUNDED PORTION OF ITS COMMITMENT HEREUNDER.

        5. Definition of "Date of Stabilization." For purposes of this Agreement, the term "Date of Stabilization" means the earlier of (i) the date a given Facility has maintained a ninety-two percent (92%) occupancy level for three consecutive months ("Stabilization"), or (ii) the first day of the first calendar month following the period during which the Project has achieved positive "Net Cash Flow" for each of three (3) consecutive calendar months.

        6. Cost Reports and Approved Cost Reports.

                (a) Preparation of Cost Reports. In connection with each request for Lender to approve an Under-Budget Borrower Loan, ARV shall promptly prepare and deliver to Lender and each Owner whose Facility is in the same Group as the Borrowing Owner's Facility a report (a "Cost Report") that sets forth the Cost Overruns incurred (or Cost Savings realized) for each Facility in the Group as of the Request Date. Each Cost Report shall be in such detail as required by Lender and shall in addition be supported by a statement from the Architect for each Facility as to the Completion Percentage for such Facility at that time. Each Cost Report approved by Lender as establishing the right of one or more Owners to make an Under-Budget Borrower Loan to a Borrowing Owner shall be referred to as an "Approved Cost Report," and the date of such approval is the "Approval Date".

                (b) Disputes; Failure to Deliver Cost Report. If the conclusions of a Cost Report are disputed by the Owner of the relevant Facility or by Lender, or if ARV fails to timely deliver a Cost Report for such Facility, then the Owner may prepare and deliver to ARV and Lender a Cost Report for its Facility.

        7. Maximum Liability of ARV. ARV's total liability hereunder with respect to the making of Cost Overrun Payments and Excess Operating Deficit Payments shall not exceed $4,000,000. The foregoing amount shall not be segregated among Owners, such that each Owner shall have the right to receive payments hereunder until ARV has funded a total of $4,000,000.

        8. Enforcement by Lender. ARV acknowledges and agrees that ARV's obligations under this Agreement have been specifically negotiated for by Lender and were a material consideration to Lender in its willingness to enter into the Loan Agreement and to fund the Loans thereunder. Accordingly, this Agreement shall be specifically enforceable by Lender against ARV, ARV agreeing that monetary damages shall be inadequate to fully compensate Lender for damages which it shall experience in the event of the failure of ARV to perform its obligations hereunder. At any time where there an exists an Event of Default under the Loan Agreement, any Cost Overrun Payments or Excess Operating Deficit Payments required to be made by ARV hereunder shall be made directly to Lender, and each of the Owners hereby irrevocably consents to the making of such payments by ARV directly to Lender.

        9. No Other Compensation for Payment. ARV shall not be entitled to receive any compensation for the payments made by it herein or for the performance of its obligations hereunder.

        10. Miscellaneous.

                (a) Entire Agreement. This Agreement, together with the Loan Agreement, represents the entire and integrated agreement between the parties regarding the matters described herein and supersedes all prior negotiations, representations or agreements, either written or oral the. This Agreement may be amended only by a written instrument signed by the parties hereto. Except to the extent expressly provided otherwise in this Agreement, this Agreement and the definitions herein shall apply to each Real Property and Facility separately. Notwithstanding anything contained herein, this Agreement is not intended to alter the rights or duties of the various parties under the ODP Agreement.

                (b) Governing Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Arizona. Any action to interpret or enforce this Agreement shall be solely brought in the State of Arizona. To the extent permitted by law, the parties agree that the sole venue for such action shall be Maricopa County, Arizona.

                (c) No Waiver. No failure by a party to insist upon the strict performance of any term or covenant of this Agreement or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any such term or covenant. No waiver by Lender or any Owner of any breach by ARV shall affect or alter this Agreement, but each and every term and covenant of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach hereof.

                (d) Notices. Any approvals, disapprovals, consents or other notices required or permitted to be sent or given hereunder shall be in writing and delivered personally, sent by facsimile, mailed, certified mail, return receipt requested, or delivered by overnight or other courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon confirmation of receipt thereof by the individual who is the addressee of such communication, which confirmation may be in writing (including by facsimile) or may be verbal (including by telephone):

               If to any Owner, to:

               c/o ARV Assisted Living, Inc.
               245 Fischer Avenue, D-1
               Costa Mesa, California 92626
               Attention:  Chief Executive Officer
               Fax:  (714) 751-1743

               With a copy to:

               c/o ARV Assisted Living, Inc.
               245 Fischer Avenue, D-1
               Costa Mesa, California 92626
               Attention:  Legal Department
               Fax:  (714) 435-7102

               With a copy to:

               Alex Brown Realty, Inc.
               225 East Redwood Street
               Baltimore, MD 21202
               Attention:  Thomas R. Burton
               Fax:  (410) 625-2694

               and to:

               Vintage Senior Housing, LLC
               500 Newport Center Drive, Suite 200
               Newport Beach, CA 92660
               Attention:   Eric K. Davidson

               Fax:  (949) 721-8558

               If to ARV, to:

               ARV ASSISTED LIVING, INC.
               245 Fischer Avenue, D-1
               Costa Mesa, California 92626
               Attention: President
               Fax:  (714) 751-1743

               With a copy to:

               ARV ASSISTED LIVING, INC.
               245 Fischer Avenue, D-1
               Costa Mesa, California 92626
               Attention: Legal Department
               Fax:  (714) 435-7102

               If to Lender, to:

               FINOVA Capital Corporation
               311 South Wacker Drive, Suite 4400
               Chicago, Illinois  60606
               Attention:  Portfolio Manager
               Fax:  (312) 322-3553

               with a copy to:

               FINOVA Capital Corporation
               7272 East Indian School Road, Suite 410
               Scottsdale, Arizona  85251
               Attention:  Vice President-Associate General Counsel
               Fax:  (602) 874-6445
               and to:

               FINOVA Capital Corporation
               311 South Wacker Drive, Suite 4400
               Chicago, Illinois  60606
               Attention:  Vice President-Group Counsel
               Fax:  (312) 322-3553

                (e) Waiver of Jury Trial; Legal Costs. Each of the parties hereto specifically waives any right to a trial by jury in any court with respect to any matter arising out of this Agreement. The prevailing party in any action arising under this Agreement shall be entitled to be paid all costs and reasonable attorneys' fees incurred therein.

                (f) Rules of Construction. The captions throughout this Agreement are for convenience of reference only and the words contained therein shall in no way be held or deemed to limit, explain, modify, or add to the interpretation or meaning of any provision or the scope or intent of this Agreement, nor in any way affect this Agreement.

                (g) Gender. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural (and vice versa) whenever appropriate.

                (h) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                (i) Time of the Essence. TIME IS OF THE ESSENCE TO EACH AND EVERY PROVISION HEREOF.

                (j) Further Assurances. Each party covenants and agrees to execute such other and further documents and to do such further acts as may be reasonable required to carry out the terms and provisions of this Agreement upon request by the other party.

                        [SIGNATURES APPEAR ON NEXT PAGE.]